Exhibit 77Q1(e)


Form of Investment Advisor Agreement Among John Hancock Variable Series Trust I and John Hancock Life Insurance Company is incorporated by reference to PEA No. 30 to this File No. 33-2081, Filed on February 21, 2001.


Form of Sub-Investment Management Agreement among John Hancock Variable Series Trust I, John Hancock Life Insurance Company and Putnam Investment Management LLC, is hereby incorporated by reference to PEA No. 31 to File No. 33-2081, Filed on May 1, 2001.